As filed with the Securities and Exchange Commission on October 1, 2009

REGISTRATION NO. 333- __________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VirtualScopics, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	04- 3007151
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

500 Linden Oaks,
Rochester, New York 14625
(585) 249-6231
(Address of Principal Executive Offices)

Amended and Restated 2006 Long Term Incentive Plan
(Full Title of the Plan)

Molly Henderson
Chief Business and Financial Officer
500 Linden Oaks,
Rochester, New York 14625
(585) 249-6231
(Name, Address and Telephone Number of Agent for Service)

 With a copy to:

Gregory W. Gribben, Esq.
Woods Oviatt Gilman, LLP
700 Crossroads Building
Rochester, New York 14614
(585) 987-2800

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (4)
Common Stock, par value $0.001	4,400,000 shares	$1.24	$5,456,000	$309.47
			Total	$309.47

(1)
Represents the additional number of shares of VirtualScopics, Inc.  (the "Corporation" or the "Registrant") common stock, par value, $0.001 per share ("Common Stock") that may be granted under the Registrant's Amended and Restated 2006 Long Term Incentive Plan (the "Plan"), including without limitation shares of restricted Common Stock and shares of Common Stock issued in respect of restricted stock units, stock options, stock appreciation rights, performance shares, performance units and other awards, in each case, issuable pursuant to the Plan.

(2)
This Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the Registrant's Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(3)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended. The price per share is estimated based on the average of the high and low trading prices for Registrant's Common Stock as reported by the Nasdaq Capital Market on September 30, 2009.

(4)	Pursuant to General Instruction E of Form S-8, a filing fee is being paid with respect to registration of the additional securities only.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, the Registrant hereby makes the following statement:

This Registration Statement on Form S-8 is filed by the Registrant to register an additional 4,400,000 shares of Common Stock (the "Additional Shares") which may be awarded under the Plan pursuant to an amendment and restatement of the Plan authorized by the stockholders of the Registrant on May 28, 2009. The Additional Shares are in addition to the 2,500,000 shares of the Registrants' Common Stock which were previously registered under the Plan pursuant to the Registration Statement on Form S-8 (Registration No. 333-147718) filed on November 29, 2007 (the “Prior Form S-8”). Pursuant to Instruction E of Form S-8, all of the information contained in the Prior Form S-8 shall be incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents By Reference

The contents of Prior Form S-8 previously filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference. In addition, the following new documents filed with the Commission by the Corporation are incorporated herein by reference:

(1)  the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

(2)  the Corporation’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009;

(3)  the Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 2009;

(4)  the Corporation's Current Report on Form 8-K filed on February 27, 2009; and

(5)  the description of the Registrant's Common Stock contained in its Registration Statement on Form8-A (Registration No. 000-52018) filed May 26, 2006, together within any amendment or report filed with the Commission for the purpose of updating this description.

All documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and be part hereof from the date of filing such documents.

Any statements contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement except as so modified or superseded.

Item 8.	Exhibits

The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description

4.1
VirtualScopics, Inc. Amended and Restated 2006 Long Term Incentive Plan (incorporated herein by reference to Appendix B to the Definitive Proxy Statement on Schedule 14A of the Registrant filed with the Commission on April 10, 2009, File No. 000-52018).

*5.1	Opinion of Woods Oviatt Gilman, LLP

*23.1	Consent of Marcum LLP (Formerly Marcum & Kliegman, LLP) Independent Registered Public Accounting Firm

*23.2	Consent of Woods Oviatt Gilman, LLP (included in Exhibit 5.1 hereto)

*24	Powers of Attorney (included in the signature page hereto)

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on this 1st day October, 2009.

VIRTUALSCOPICS, INC.

By:	/s/ Molly Henderson
Name: Title:	Molly Henderson Chief Business and Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of VirtualScopics, Inc. hereby constitutes and appoints each of Jeffrey Markin and Molly Henderson, his or her attorney-in-fact and agent, each with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith or in connection with the registration of the shares of common stock under the Securities Act, with the SEC, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent or his or her substitute may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities and Exchange Act of 1934, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

Date	Signature	Title

October 1, 2009	/s/ Jeffrey Markin	President and Chief Executive Officer, Director
	Jeffrey Markin	(Principal Executive Officer)

October 1, 2009	/s/ Molly Henderson	Chief Business and Financial Officer and Sr. Vice President
	Molly Henderson	(Principal Financial Officer and Principal Accounting Officer)

October 1, 2009	/s/ Robert G. Klimasewski	Chairman of the Board of Directors
Robert G. Klimasewski

October 1, 2009	/s/ Terence A. Walts	Director
Terence A. Walts

October 1, 2009	/s/ Sidney R. Knafel	Director
Sidney R. Knafel

October 1, 2009	/s/ Mostafa Analoui	Director
Mostafa Analoui

October 1, 2009	/s/ Dan Kerpelman	Director
Dan Kerpelman

October 1, 2009	/s/ Charles E. Phelps	Director
Charles E. Phelps

October 1, 2009	/s/ Norman N. Mintz	Director
Norman N. Mintz

EXHIBIT INDEX

Exhibit Number	Description

4.1
VirtualScopics, Inc. Amended and Restated 2006 Long Term Incentive Plan (incorporated herein by reference to Appendix B to the Definitive Proxy Statement on Schedule 14A of the Registrant filed with the Commission on April 10, 2009, File No. 000-52018).

*5.1	Opinion of Woods Oviatt Gilman, LLP

*23.1	Consent of Marcum LLP (Formerly Marcum & Kliegman, LLP) Independent Registered Public Accounting Firm

*23.2	Consent of Woods Oviatt Gilman, LLP (included in Exhibit 5.1 hereto)

*24	Powers of Attorney(included in the signature page hereto)

* Filed herewith